SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 26, 2016, the Company and Diodes International B.V. (the “Foreign Borrower” and, collectively with the Company, the “Borrowers”), and certain subsidiaries of the Company as guarantors, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) that amends and restates that certain Credit Agreement dated as of January 8, 2013, as previously amended (the “Existing Credit Agreement”). Certain capitalized terms used in this description of the Credit Agreement have the meanings given to them in the Credit Agreement.

The following summary does not purport to be a complete summary of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

The Credit Agreement rebalances the Company’s existing senior credit facilities under the Existing Credit Agreement from a $400,000,000 revolving senior credit facility and a $100,000,000 term loan to a $250,000,000 revolving senior credit facility (the “Revolver”), which includes a $10,000,000 swing line sublimit, a $10,000,000 letter of credit sublimit, and a $20,000,000 alternative currency sublimit, and a $250,000,000 term loan (the “Term Loan”). The Borrowers may from time to time request additional increases in the aggregate commitments under the Credit Agreement of up to $200,000,000, subject to the Lenders electing to increase their commitments or by means of the addition of new Lenders, and subject to at least half of each increase in aggregate commitments being in the form of term loans, with the remaining amount of each increase being an increase in the amount of the Revolver.

The Revolver and the Term Loan mature on October 26, 2021 (the “Maturity Date”). The Company plans to use a portion of the proceeds available under the Revolver and the Term Loan (i) to refinance certain existing indebtedness of the Borrowers and their subsidiaries under the Existing Credit Agreement and (ii) for working capital, capital expenditures, and other lawful corporate purposes, including, without limitation, financing permitted acquisitions.

The Credit Agreement contains certain financial and non-financial covenants, including, but not limited to, a maximum Consolidated Leverage Ratio, a minimum Consolidated Fixed Charge Coverage Ratio, and restrictions on liens, indebtedness, investments, fundamental changes, dispositions, and restricted payments (including dividends and share repurchases). These covenants are generally similar to the corresponding covenants in the Existing Credit Agreement, except that certain amounts permitted as exceptions to negative covenants restricting liens, indebtedness, investments, dispositions and restricted payments have been increased, and the maximum Consolidated Leverage Ratio set forth in the Credit Agreement has been increased. Under the Credit Agreement, restricted payments, including dividends and share repurchases, are permitted in certain circumstances, including while the Consolidated Leverage Ratio is at least 0.25 to 1.00 less than the maximum permitted under the Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 hereby is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

The Credit Agreement contains a covenant that, among other things, restricts the Company’s and its subsidiaries’ and certain of its affiliates’ ability to, among other things, pay dividends with respect to its capital stock. The disclosure set forth above in Item 1.01 hereby is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated October 26, 2016, by and among Diodes Incorporated, Diodes International B.V., Diodes Holding B.V., Diodes Investment Company, Diodes FabTech Inc., Diodes Holdings UK Limited, Diodes Zetex Limited, Pericom Semiconductor Corporation, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIODES INCORPORATED

Dated: November 1, 2016	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Credit Agreement, dated October 26, 2016, by and among Diodes Incorporated, Diodes International B.V., Diodes Holding B.V., Diodes Investment Company, Diodes FabTech Inc., Diodes Holdings UK Limited, Diodes Zetex Limited, Pericom Semiconductor Corporation, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto.